UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2006

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreement of Dr. Arol I. Buntzman. On October 24, 2006 EVCI and Dr. Arol I. Buntzman, EVCI’s Chairman of the Board, amended Dr. Buntzman’s Amended and Restated Employment agreement to extend the expiration date of the term of his employment by one year to December 31, 2008.

Stock Option Surrender and Replacement Program. Four of EVCI’s executive officers and all of EVCI’s directors are participants in a plan, adopted by EVCI’s Board of Directors on October 24, 2006, providing for their surrender of vested and unvested options to purchase a total of 1,176,536 shares of EVCI’s common stock and the simultaneous grant to them of options to purchase a total of 342,703 shares of EVCI’s common stock. The per share exercise prices of the surrendered options ranged from $4.70 to $10.715. The number of replacement options equals 50% of the vested options surrendered by each participant. The replacement options are exercisable until October 23, 2011, at $1.00 per share, and vest in three equal installments on October 23, 2007, 2008 and 2009. The replacement options were granted under EVCI’s Amended and Restated 2004 Incentive Stock Plan and are governed by an agreement substantially in the form of EVCI’s Form of Stock Option Agreement (Nonqualified Stock Option). The shares underlying the options surrendered and replaced by each of the four executive officers and the directors are:

	Shares Underlying	Shares Underlying
Name and EVCI Position(s)	Surrendered Options	Replacement Options

Dr. Arol I. Buntzman	585,000	152,026
Chairman of the Board

Dr. John J. McGrath	365,000	91,125
Chief Executive Officer
and President and Director

Richard Goldenberg	50,000	20,451
Chief Financial Officer
and Director

Joseph D. Alperin	115,000	53,333
General Counsel and
Vice President for
Corporate Affairs

Royce N. Flippin, Jr.	15,384	6,442
Director

Philip M. Getter	15,384	6,442
Director

Donald Grunewald	15,384	6,442
Director

Elie Housman	15,384	6,442
Director

 Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter agreement, dated October 24, 2006, between the Registrant and Dr. Arol I. Buntzman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: October 25, 2006	By:	/s/ Dr. John J. McGrath
Name: Dr. John J. McGrath
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter agreement, dated October 24, 2006, between the Registrant and Dr.Arol I. Buntzman.